Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports First Quarter 2016 Financial Results and Updates 2016 Guidance

San Diego, April 28, 2016 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim®, t:slim G4™ and t:flex® Insulin Pumps, today reported its financial results for the quarter ended March 31, 2016 and updated its financial guidance for the year ending December 31, 2016.

First Quarter 2016 Summary

In comparing the first quarter of 2016 to the same period of 2015:

•	Sales grew 63 percent to $20.1 million from $12.3 million
•	Pump shipments grew 63 percent to 4,042 pumps from 2,487 pumps
•	Operating margin improved to negative 96 percent from negative 166 percent

“Our strong top line growth was a meaningful accomplishment in the first quarter, which is historically the lowest revenue quarter of the year, and we have significantly improved our year-over-year operating margin by 70 percentage points,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “With our family of insulin pumps, we are well-positioned to meet our goals in 2016 and further our mission to improve the lives of people with diabetes.”

Gross margin was 35 percent for the quarter ended March 31, 2016 compared to 23 percent in the same period of 2015.

For the first quarter of 2016, operating expenses totaled $26.2 million compared to $23.2 million for the same period of 2015.

Operating loss for the first quarter of 2016 was $19.2 million, compared to $20.4 million for the same period of 2015.  Operating margin for the first quarter was negative 96 percent compared to negative 166 percent in the same period of last year.  Both operating loss and operating margin included non-cash charges for stock-based compensation of $2.8 million and depreciation and amortization of $1.3 million for the first quarter of 2016, compared to stock-based compensation of $3.8 million and depreciation and amortization of $1.2 million, for the comparable period of 2015.

As of March 31, 2016, the Company had $70.4 million in cash, cash equivalents and short-term investments.

2016 Guidance

“Our early momentum in 2016 is very encouraging and gives us confidence to update our guidance as we continue managing the business toward profitability,” said John Cajigas, EVP and Chief Financial Officer of Tandem Diabetes Care.

For the year ending December 31, 2016, the Company is changing its prior guidance as follows:

•

Sales are now estimated to be in the range of $108 million to $115 million, which represents annual sales growth of 48 percent to 58 percent compared to 2015.  The Company’s prior sales guidance range was $105 million to $112 million.

•

Operating margin is now estimated to be in the range of negative 52 percent to negative 62 percent, compared to the Company’s prior guidance of operating margin in the range of negative 55 percent to negative 65 percent, both of which include:

o	Approximately $13.0 million to $14.0 million in non-cash, stock-based compensation expense; and
o	Approximately $5.0 million to $6.0 million of depreciation and amortization.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 5:30pm Eastern Time (2:30pm Pacific Time).  The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days.  To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code "87027974".

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim® Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first CGM-enabled pump with touchscreen simplicity. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tslimG4, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

t:slim, t:flex, and Tandem Diabetes Care are registered trademarks, and t:slim G4 is a trademark of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to the Company’s ability to meet its financial goals and further its mission, the Company’s projected financial results, including its ability to achieve additional operating margin improvement and sustain sales momentum for 2016, and the Company’s ability to manage its business toward profitability. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, successful commercialization of the Company’s products may be negatively impacted by lack of market acceptance by physicians and people with diabetes; the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes (including new products offered by Dexcom), may render the Company’s products obsolete or less desirable; and the potential that the pump purchasing process, including insurance verification approval for individual customers, may be more difficult or time-consuming than it has historically, thereby increasing the risk that sales of the pumps will be delayed or prevented.  Other risks and uncertainties include the Company’s inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s inability to contract with additional third-party payors for reimbursement of the Company’s products; possible future actions of the U.S. Food and Drug Administration or any other regulatory body or governmental authority; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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TANDEM DIABETES CARE, INC.
CONDENSED BALANCE SHEETS
(in thousands)
	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents and short-term investments	$68,426	$71,106
Restricted cash	2,000	2,000
Accounts receivable, net	9,093	14,055
Inventory	20,196	17,543
Other current assets	2,852	2,280
Total current assets	102,567	106,984

Property and equipment, net	15,939	15,526
Other long term assets	2,136	2,215
Total assets	$120,642	$124,725
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expense and employee-related liabilities	$17,685	$19,116
Deferred revenue	1,681	1,822
Other current liabilities	5,458	5,582
Total current liabilities	24,824	26,520

Notes payable-long-term	44,106	29,275
Other long-term liabilities	5,768	5,462
Total liabilities	74,698	61,257

Total stockholders’ equity	45,944	63,468
Total liabilities and stockholders’ equity	$120,642	$124,725

TANDEM DIABETES CARE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Sales	$20,058	$12,308
Cost of sales	13,130	9,500
Gross profit	6,928	2,808

Operating expenses:
Selling, general and administrative	21,997	19,355
Research and development	4,169	3,863
Total operating expenses	26,166	23,218
Operating loss	(19,238)	(20,410)

Other income (expense), net:
Interest and other income	118	99
Interest and other expense	(1,364)	(897)
Total other expense, net	(1,246)	(798)
Net loss	$(20,484)	$(21,208)

Net loss per share, basic and diluted	$(0.68)	$(0.83)

Weighted average shares used to compute basic and diluted net loss per share	30,294	25,522